DEED OF EXCHANGE

This DEED OF EXCHANGE (this "**Deed**") is entered into this JAN 21 2025 by and among:

DOUBLEDRAGON CORPORATION, (*formerly named DoubleDragon Properties Corp.*), a corporation duly organized and validly existing under the laws of the Philippines, with principal address at DD Headquarters, 10th Floor, Tower 1, DoubleDragon Plaza, DD Meridian Park, Corner Macapagal Avenue & EDSA Extension, Bay Area, Pasay City, Metro Manila, Philippines, represented herein by its President, Ferdinand J. Sia (the **"Transferor"**);

- and -

HOTEL 101 GLOBAL PTE. LTD., a corporation duly organized and validly existing under the laws of Singapore, with registered address at 20 Cecil Street, #04-03, PLUS, Singapore 049705, represented herein by its Director, Joselito L. Barrera, Jr. (the **"Transferee"**);

(the Transferor and the Transferee being collectively referred to as the "**Parties**" and, individually, a "**Party**");

RECITALS:

A. The Transferor is the legal and beneficial owner of the three hundred seventy seven thousand nine hundred ninety five (377,995) shares of stock in **Hotel of Asia, Inc**. ("**HOA"**), a corporation duly organized and validly existing under the laws of the Philippines with principal address at 10th Floor, Tower 1, DoubleDragon Plaza, DD Meridian Park, Corner Macapagal Avenue & EDSA Extension, Bay Area, Pasay City.

B. The Transferor is the parent corporation of the Transferee and owns, through the Transferor's subsidiaries, 95.06% of the shares of the Transferee.

C. The Transferor wishes to transfer two hundred sixteen thousand (216,000) shares in Hotel of Asia, Inc. as listed in Clause 1 hereof (the "**HOA Shares**") to the Transferee in exchange for the allotment and issuance by the Transferee to the Transferor of a total of 1,987,239 ordinary shares in the capital of the Transferee (the "**H101 Global Shares**") (the "**Stock for Share Swap**"). Upon the completion of the Stock for Share Swap, the Transferor will maintain its control over the Transferee.

D. The Transferee wishes to accept the HOA Shares in exchange for the allotment and issuance of the H101 Global Shares to the Transferor.

E. The Parties now enter into this Deed to govern the implementation of the Stock for Share Swap.

NOW, THEREFORE, for and in consideration of the foregoing premises and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

1. **The Stock for Share Swap.**

The Transferor hereby absolutely assigns, transfers, and conveys unto the Transferee the HOA Shares, together with all the rights, title and interest therein at the transfer value of PHP805,495,326.00 or USD14,543,564.61 (determined based on an exchange rate of USD1 : PHP55.385), to wit:

Transferor	Certificate No.	Shares of Stock in	No of Shares	Transfer Value
DoubleDragon Corporation	31	Hotel of Asia, Inc.	216,000	PHP805,495,326.00 (or USD14,543,564.61)

In consideration of the foregoing assignment, the Transferee shall allot and issue the H101 Global Shares to the Transferor for a total issue price of USD14,543,564.61, to wit:

Transferee	Number of H101 Global Shares to be issued	Total Issue Price
Hotel101 Global Pte. Ltd.	1,987,239	USD14,543,564.61

2. **Obligations of the Parties after execution of this Deed.**

(a) Within fifteen (15) Business Days from the execution of this Deed, the Transferor shall submit to the Bureau of Internal Revenue ("**BIR**"), the application for Certificate Authorizing Registration ("**CAR**") for the transfer of HOA Shares to the Transferee.

(b) The Transferor, with the assistance and full cooperation of the Transferee, shall use commercially reasonable efforts to process and secure the CAR.

(c) Upon issuance of the CAR for the HOA Shares the Transferor shall submit to the Corporate Secretary of HOA all necessary documents in order that Stock Certificate No. 31 in the name of the Transferor be cancelled and a new stock certificate be issued in the name of the Transferee.

(d) The Transferee undertakes to fully cooperate with the Transferor with respect to the foregoing, extend all administrative assistance and support, and perform any and all acts as necessary to ensure the transfer of legal title to the HOA Shares to the Transferee, free from all liens, mortgages, charges, restrictions, and encumbrances.

3. Closing.

The Parties shall mutually determine a closing date ("**Closing Date**") which shall be held at a location agreed upon by the Parties.

The Parties shall from time to time update each other on the status of the completion of the transfer of legal title to the HOA Shares under Clause 2.

4. Closing Date Activities.

Closing shall be deemed to have occurred upon the satisfaction of all of the following on or prior to Closing Date:

(a) The Transferor shall have:

i. delivered or made available a copy of the written resolutions passed by the board of directors of the Transferor approving the entry into and execution of this Deed; and

ii. delivered a copy of the share application letter in respect of the H101 Global Shares, duly executed by the Transferor, in the form attached as Schedule 1.

(b) The Transferee shall have:

i. delivered or made available a copy of the written resolutions passed by the board of directors of the Transferee:

1) approving the entry into and execution of this Deed by the Transferee;

2) approving the allotment and issue of the H101 Global Shares credited as fully paid to the Transferor, and the entry of the Transferor in the Transferee's register of members (including electronic and manual forms of such register) in respect thereof;

3) approving and authorising the execution and delivery to the Transferor of a share certificate for the H101 Global Shares; and

4) approving and authorising the proposal of the shareholders' resolutions for the allotment and issue of the H101 Global Shares credited as fully paid to the Transferor;

ii. delivered or made available a copy of the written resolutions passed by the shareholders of the Transferee, under which the shareholders of the Transferee shall have:

1) authorised the allotment and issue of the H101 Global Shares credited as fully paid to the Transferor, and approved the entry of the Transferor in the Transferee's register of members (including electronic and manual forms of such register) in respect thereof; and

2) waived all pre-emption rights, rights of first refusal or similar rights in respect of the allotment and issue of the H101 Global Shares credited as fully paid to the Transferor;

iii. delivered or made available a copy of the share application letter in respect of the H101 Global Shares, duly executed by the Transferee, in the form attached as Schedule 1;

iv. allotted and issued to the Transferor the H101 Global Shares credited as fully paid to the Transferor;

v. lodged the relevant return of allotment with the Registrar of Companies appointed under the Companies Act 1967 of Singapore to update the Transferee's register of members

(including electronic and manual forms of such register) to reflect the Transferor as the holder of the H101 Global Shares; and

vi. delivered a copy of the updated electronic register of members of the Transferee reflecting the Transferor as the holder of the H101 Global Shares. Where a copy of such electronic register of members is unavailable, the Transferee shall deliver a copy of the updated manual register of members of the Transferee reflecting the Transferor as the holder of the H101 Global Shares.

5. Effectivity.

The transfer of beneficial ownership, rights, and interests in and to the HOA Shares from the Transferor to the Transferee as contemplated herein shall be effective upon the signing of this Deed. However, title to the HOA shares shall only be recorded in the name of the Transferee upon the issuance by the BIR of the CAR for the Stock for Share Swap pursuant to Section 40(c)(2) of the National Internal Revenue Code, as amended.

The allotment and issuance of the H101 Global Shares by the Transferee to the Transferor shall be effective when the relevant return of allotment is lodged with the Registrar of Companies appointed under the Companies Act 1967 of Singapore and the register of members of the Transferee is updated to reflect the Transferor as the holder of the H101 Global Shares.

6. Representations and Warranties.

Each Party hereby represents and warrants to the other Party that:

(a) It is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(b) It has full power, right, and authority to enter into the transactions subject of this Deed and to execute and deliver this Deed and perform its obligations hereunder;

(c) It has obtained all authorizations, approvals and consents which are required for it to be able to execute this Deed and perform its obligations hereunder; and

(d) This Deed constitutes its valid and binding obligation, enforceable against it in accordance with the terms hereof.

7. Transferor Representations and Warranties.

The Transferor represents and warrants to the Transferee that:

(a) It is the absolute, legal, registered and beneficial owner of the HOA Shares, with full power and authority to transfer and convey the same to the Transferee;

(b) Other than as disclosed by the Transferor in writing, or currently annotated on the Stock Certificate of the HOA Shares, or provided under applicable laws, the HOA Shares are free

and clear of any liens and encumbrances, and are not subject to any restrictions on transfer, options or claims; and

(c) There is no claim, action, suit or proceeding whether in the past or currently pending that has challenged or challenges, or that has affected or is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, the sale and exchange of the HOA Shares; and no written demand, statement or notice in respect of such claim has been received by the Transferor and to the best of the Transferor's knowledge, no event has occurred or circumstances exist that is reasonably likely to give rise to or serve as a basis for the commencement of such claim.

8. Taxes and Expenses.

Except as otherwise agreed by the Parties, the Transferee shall be responsible for, and shall pay the documentary stamp taxes or any other taxes on the original issuance of the H101 Global to the Transferor, if there be any.

The Transferor will shoulder 50%, and the Transferee will shoulder the remaining 50%, of all other taxes and expenses related to the execution and implementation of this Deed.

9. **General Provisions.**

(a) This Deed shall be governed by and construed in accordance with the laws of the Republic of the Philippines.

(b) Should any portion of this Deed be declared by any court of law as invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

(c) Any amendment to this Agreement shall be in writing and signed by or on behalf of the Parties hereto.

(d) A Party may not assign its rights and/or obligations hereunder without the prior written consent of the other Party.

(e) The Parties agree to execute such documents, contracts, agreements, deeds or instruments for the exchange and transfer of HOA Shares for the H101 Global Shares, as may be necessary and proper, to facilitate the processing and issuance of the CAR and the transfer of title to the HOA Shares to the Transferee.

(f) This Deed may be executed in counterparts, all of which together constitute one and the same agreement.

10. Undertaking to Comply with Revenue Regulations No. 18-2001.

The Transferor and the Transferee hereby undertake to comply with the provisions set forth in Revenue Regulations No. 18-2001 dated 13 November 2001 (or the "Guidelines on the Monitoring of the Basis of Property Transferred and Shares Received, Pursuant to a Tax-Free Exchange of Property for Shares under Section 40(C)(2) of the National Internal Revenue Code of 1997") which are not otherwise amended or repealed by Republic Act No. 11534 (or the "Corporate Recovery and Tax Incentive for Enterprises Act").

- REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -

Schedule 1
Share Application Letter

Date:

The Board of Directors
Hotel101 Global Pte. Ltd.
20 Cecil Street
#04-03
PLUS
Singapore 049705

Dear Sirs

LETTER APPLICATION FOR ORDINARY SHARES

We, DoubleDragon Corporation of DD Headquarters, 10th Floor, Tower 1, DoubleDragon Plaza, DD Meridian Park, Corner Macapagal Avenue & EDSA Extension, Bay Area, Pasay City, Metro Manila, Philippines, hereby apply for 1,987,239 ordinary shares in the capital of Hotel101 Global Pte. Ltd. (the "**Company**"), to be allotted and issued to us credited as deemed fully-paid to the amount of USD14,543,564.61 (the "**H101 Global Shares**"), for non-cash consideration being the transfer of 216,000 shares of stock in Hotel of Asia, Inc. from us to the Company, and we agree to hold the H101 Global Shares subject to the Constitution of the Company.

Yours faithfully
For and on behalf of
DoubleDragon Corporation

/s/ Ferdinand J. Sia

Name: Ferdinand J. Sia
Title: President

Acknowledgement and Acceptance

Date: ____________________

To: DoubleDragon Corporation

We refer to your letter dated ______________________. We hereby acknowledge and accept your application for ordinary shares, and shall allot and issue 1,987,239 ordinary shares in the capital of Hotel101 Global Pte. Ltd. credited as deemed fully-paid to the amount of USD14,543,564.61, on the terms and conditions of your letter.

____
For and on behalf of **Hotel101 Global Pte. Ltd.**
Name:
Title: Director

- SIGNATURE PAGE FOR DEED OF EXCHANGE FOLLOWS -

IN WITNESS WHEREOF, the Parties have signed this Deed on the date first above written.

DoubleDragon Corporation
Transferor

By

/s/ Ferdinand J. Sia

FERDINAND J. SIA
President

HOTEL 101 GLOBAL PTE. LTD.,
Transferee

By

/s/ Joselito L. Barrera, Jr.

JOSELITO L. BARRERA, JR.
Director

SIGNED IN THE PRESENCE OF:

/s/ Loury M. Luzadio

Loury M. Luzadio
Title: Legal Officer
Address: DD Headquarters, Tower 1. DD Plaza, Macapagal Avenue, Pasay City, Philippines

/s/ Pearl Anne A. Escote

Pearl Anne E. Escote
Title: Head, Corporate Planning Dept.
Address: DD Headquarters, Tower 1. DD Plaza, Macapagal Avenue, Pasay City, Philippines

<u>**ACKNOWLEDGMENT**</u>

REPUBLIC OF THE PHILIPPINES)
CITY OF PASAY CITY) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, on this JAN 21 2025, personally appeared the following:

Name	Government ID	Date/Place of Issue
DoubleDragon Corporation By: Ferdinand J. Sia	[redacted]	DFA Manila /11 July 2018

known to me and to me known to be the same persons who executed the foregoing Deed of Exchange, which consists of ELEVEN (11) pages including this one on which the acknowledgment appears, and who admitted to me that the same is their free and voluntary act and deed and that of the corporations represented herein.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at the place and on the date first above written.

Doc. No. 369;
Page No. 75;
Book No. 3;
Series of 2025.

KRISTINE JOY C. TADENA NOTARY PUBLIC ROLL NO.79846 PASAY CITY, PHILIPPINES

KRISTINE JOY C. TADENA
Notary Public for Pasay City
Until December 31, 2025
Commission No. 24-20
Roll No. 79846
PTR No. 8838066; 01-02-2025
IBP No. 495517; 01-02-2025
DoubleDragon Headquarters, 10th Floor, Tower 1,
DoubleDragon Plaza, DD Meridian Park,
Corner Macapagal Avenue & EDSA Extension,
Bay Area, Pasay City

ACKNOWLEDGMENT

REPUBLIC OF THE PHILIPPINES)
CITY OF PASAY CITY) S.S.

BEFORE ME, a Notary Public for and in the above jurisdiction, on this JAN 21 2025 personally appeared the following:

Name	Government ID	Date/Place of Issue
HOTEL 101 GLOBAL PTE. LTD., By: Joselito L. Barrera, Jr.	Passport No. [redacted]	DFA Manila/19 August 2022

known to me and to me known to be the same persons who executed the foregoing Deed of Exchange, which consists of ELEVEN (11) pages including this one on which the acknowledgment appears, and who admitted to me that the same is their free and voluntary act and deed and that of the corporations represented herein.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at the place and on the date first above written.

Doc. No. 370;
Page No. 75;
Book No. 3;
Series of 2025.

KRISTINE JOY C. TADENA NOTARY PUBLIC ROLL NO.79846 PASAY CITY, PHILIPPINES

KRISTINE JOY C. TADENA
Notary Public for Pasay City
Until December 31, 2025
Commission No. 24-20
Roll No. 79846
PTR No. 8838066; 01-02-2025
IBP No. 495517; 01-02-2025
DoubleDragon Headquarters, 10th Floor, Tower 1,
DoubleDragon Plaza, DD Meridian Park,
Corner Macapagal Avenue & EDSA Extension,
Bay Area, Pasay City